Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIVE9, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”)

Five9, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation (as heretofore amended, the “Charter”) is hereby amended to add the following Article to be numbered “XI” to the end thereof:

“XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL and by the written consent of stockholders in accordance with Section 228 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed this      day of             , 2014.

FIVE9, INC.

By:
Name: Title:

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIVE9, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware (the “DGCL”)

Five9, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Corporation (as heretofore amended, the “Charter”) is hereby amended as follows:

The following text shall be inserted immediately after the first paragraph of Part (A) of Article IV of the Charter:

“Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Effective Time”), each four (4) shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified into one fully paid and nonassessable share of new Common Stock (the “New Common Stock”). There shall be no fractional shares issued with respect to the foregoing reclassification of the Common Stock. In lieu thereof, the Corporation shall pay to each holder otherwise entitled to receive any such fraction an amount in cash (without interest) equal to the product of (a) the fraction of a share of New Common Stock that such holder would otherwise be entitled to receive, multiplied by (b) the closing price per share of New Common Stock on the first trading day upon which the New Common Stock is listed on The NASDAQ Stock Market. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the

Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time).”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL and by the written consent of stockholders in accordance with Section 228 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed this      day of             , 2014.

FIVE9, INC.

By:
Name:
Title: